Exhibit 99.1

APi Group Reports Record First Quarter 2023 Financial Results

-Reported net revenue growth of 9.7% and organic net revenue growth of 12.1% -

-Reported net income of $26 million and adjusted EBITDA of $147 million, representing year-over-year adjusted EBITDA margin expansion of 40 basis points-

-Raising full year guidance for both net revenues and adjusted EBITDA-

New Brighton, Minnesota – May 4, 2023 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three months ended March 31, 2023.

Russ Becker, APi’s President and Chief Executive Officer stated: “We delivered record first quarter results to start 2023 including margin accretive, double-digit organic growth highlighted by Safety Services at over 14% organic growth, with organic growth in U.S. Life Safety remaining strong at approximately 20%. Our entire business continues to perform well, our consolidated backlog remains near record highs, and business activity across both Safety and Specialty services remains robust.

Our strong financial results speak to consistent efforts of our approximately 27,000 leaders and to the strength of APi’s recurring revenue, statutorily required services business model. While successfully growing the business with an inspection first mindset, the team has never lost sight of serving our customers safely and efficiently and we are grateful for their commitment. We have great confidence in the business and the direction we are heading despite the macroeconomic environment, allowing us to raise our full year guidance for the business."

First Quarter 2023 Consolidated Results:

	For the Three Months Ended March 31,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Net revenues	$1,614	$1,471	9.7%	12.1%
Organic net revenue growth (b)				12.1%

GAAP
Gross profit	$425	$376	13.0%
Gross margin	26.3%	25.6%	+ 70 bps

Net income (loss)	$26	$(7)	NM
Diluted EPS	$0.05	$(0.08)	NM

Adjusted non-GAAP comparison
Adjusted gross profit	$432	$388	11.3%
Adjusted gross margin	26.8%	26.4%	+ 40 bps

Adjusted EBITDA	$147	$128	14.8%	17.6%
Adjusted EBITDA as a % of net revenues	9.1%	8.7%	+ 40 bps

Adjusted net income	$69	$62	11.3%
Adjusted diluted EPS	$0.25	$0.23	8.7%

NM = Not Meaningful

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

(a) Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.

(b) Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

•
Reported net revenue growth of 9.7% compared to the prior year period driven by double-digit growth in services revenues in both Safety and Specialty Services, partially offset by the unfavorable impact of foreign currency rates
▪
Organic net revenue growth of 12.1% compared to the prior year period
•
Reported and adjusted gross margin increased 70 and 40 basis points, respectively, compared to prior year period, driven by outsized growth in Safety Services and overall service work, as well as disciplined project and customer selection, partially offset by inflation
•
Reported net income was $26 million and diluted EPS was $0.05. Adjusted net income was $69 million and adjusted diluted EPS was $0.25, representing a $0.02 increase from prior year period driven by organic growth in Safety and Specialty Services and an increase in adjusted gross margin and adjusted EBITDA margin
•
Adjusted EBITDA increased by 14.8% (17.6% on a fixed currency basis) compared to the prior year period and adjusted EBITDA margin increased 40 basis points to 9.1%, driven by gross margin accretive organic growth

First Quarter 2023 Segment Results:

Safety Services

	For the Three Months Ended March 31,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Safety Services
Net revenues	$1,191	$1,074	10.9%	14.1%
Organic net revenue growth (b)				14.1%

GAAP
Gross profit	$368	$327	12.5%
Gross margin	30.9%	30.4%	+ 50 bps
Operating Income	$96	$63	52.4%
Operating margin	8.1%	5.9%	+ 220 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$375	$338	10.9%
Adjusted gross margin	31.5%	31.5%	─

Adjusted EBITDA	$147	$127	15.7%	18.5%
Adjusted EBITDA as a % of net revenues	12.3%	11.8%	+ 50 bps

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

(a) Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.

(b) Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

•
Reported net revenue growth of 10.9% driven by double-digit growth in inspection, service, and monitoring, and pricing improvements
▪
Organic net revenue growth of 14.1% compared to the prior year period
•
Operating income increased by 52.4% compared to the prior year period. Operating margin was 8.1%, representing a 220 basis point increase compared to the prior year period
•
Adjusted EBITDA increased by 15.7% (18.5% on a fixed currency basis) compared to the prior year period. Adjusted EBITDA margin was 12.3%, representing a 50 basis point increase compared to prior year period, driven by strong organic growth and a reduction in SG&A expense as a percentage of net revenues

Specialty Services

	For the Three Months Ended March 31,
	2023	2022	Y/Y	Y/Y (FFX) (a)
Specialty Services
Net revenues	$430	$412	4.4%	4.4%
Organic net revenue growth (b)				4.4%

GAAP
Gross profit	$57	$49	16.3%
Gross margin	13.3%	11.9%	+ 140 bps
Operating Income	$—	$(7)	NM
Operating margin	NM	(1.7) %	NM

Adjusted non-GAAP comparison
Adjusted gross profit	$57	$50	14.0%
Adjusted gross margin	13.3%	12.1%	+ 120 bps

Adjusted EBITDA	$28	$23	21.7%	21.7%
Adjusted EBITDA as a % of net revenues	6.5%	5.6%	+ 90 bps

NM = Not Meaningful

Notes: Refer to non-GAAP reconciliations to the most comparable GAAP measures.

(a) Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods, as further discussed under the heading "Non-GAAP Financial Measures" below.

(b) Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

•
Reported net revenue growth of 4.4% driven by increased activity in the infrastructure and utility markets
•
Operating income was $0 million, an increase of $7 million compared to the prior year period
•
Adjusted EBITDA increased by 21.7% compared to the prior year period. Adjusted EBITDA margin was 6.5%, representing a 90 basis point increase compared to prior year period, driven by strong organic growth, an improved mix of service revenue, and disciplined project and customer selection

Guidance

APi Group is raising its full year net revenue and adjusted EBITDA guidance originally announced on February 21, 2023

•
Net Revenues of $6,875 to $7,025 million, up from $6,800 to $6,950 million
•
Adjusted EBITDA of $740 to $780 million, up from $735 to $775 million
•
Adjusted Free Cash Flow Conversion at or above 65% remains unchanged

APi Group announces guidance for the second quarter of 2023

•
Net Revenues of $1,750 to $1,780 million
•
Adjusted EBITDA of $195 to $205 million

APi Co-Chair James E. Lillie concluded: “In 2022, APi became the world’s leading life safety and security services provider with a global platform serving our customers in over 20 countries while delivering record financial performance. We are pleased with the momentum APi is building with an outstanding quarter to start 2023 and have great confidence in the business and the direction we’re heading.

As we look at our roadmap for sustainable shareholder value creation, we believe that we can achieve outsized investor returns in the years ahead by focusing on our long-term “13/60/80” value creation targets which include organic revenue growth above the industry average, adjusted EBITDA margin of 13%, driven by our continued focus on generating 60% of our revenue from inspection, service, and monitoring, adjusted free cash flow conversion of 80%, and a target net leverage ratio of 2.0-2.5x. The team continues its relentless focus on operational improvements across our global platform which has allowed us to deliver results above expectations despite a variety of macro continued headwinds. We look forward to updating you on our progress as we move through the year.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, May 4, 2023. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; Kevin S. Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 800-343-4136 or 203-518-9856 and provide Conference ID 5208760. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/4080945/D6D59A6F2DCC2DE2195E0B02B73E1D8D

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-723-0532 or 402-220-2655 or via the webcast link above.

About APi:

APi was founded in 1926 and has since grown to be the world’s premier life safety, security, monitoring, and specialty services business with $6.6 billion in revenue, operating in over 20 countries, with ~27,000 team members. Our core purpose of Building Great Leaders defines who we are. This focus and other foundational priorities provide the platform from which we can continue to enhance shareholder value. We operate two business segments: Safety Services and Specialty Services. In our Safety Services segment, our mission is to protect our customer’s people, property and high-value assets. We design, install, service, and monitor fire detection and suppression systems and security systems for a wide range of end customers in a broad range of industries. In our Specialty Services segment, we provide specialized industrial services, which include maintenance and repair of critical infrastructure such as underground electric, gas, water, sewer, and telecommunications infrastructure. We believe our growth is sustainable and resilient for the long-term because our business is increasingly driven by statutorily required, recurring service revenue, because we operate in highly diversified end-markets, and because our teams deliver industry-leading performance for our customers. More information can be found at www.apigroup.com.

Investor Relations Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation (“APi” or the “Company”). Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials and commodities the Company uses in its business and for which the Company bears the risk of such increases; (iii) risks associated with the Company’s expanded international operations; (iv) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business and our ability to successfully acquire other businesses and successfully integrate acquired businesses into our operations; (v) risks associated with the Company’s decentralized business model and participation in joint ventures; (vi) improperly managed projects or project delays; (vii) adverse developments in the credit markets which could impact the Company’s ability to secure financing in the future; (viii) the Company’s substantial level of indebtedness; (ix) risks associated with the Company’s contract portfolio; (x) changes in applicable laws or regulations; (xi) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xii) the impact of the conflict between Russia and Ukraine; (xiii) the trading price of the Company’s common stock, which may be positively or negatively impacted by market and economic conditions, the availability of the Company’s common stock, the Company’s financial performance or determinations following the date of this press release to use the Company’s funds for other purposes; and (xiv) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation (d) provide consistent period-to-period comparisons of the results. Specifically:

•
The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, non-service pension benefit, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”) are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.
•
The Company discloses fixed currency net revenues and adjusted EBITDA (“FFX”) on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue and adjusted EBITDA trends by providing net revenues and adjusted EBITDA on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2023.

•
The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.
•
The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as post-measurement period purchase accounting adjustments for acquisitions, COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.
•
The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

Beginning with the first quarter of 2023, the Company simplified the presentation of the non-GAAP reconciliations, by combining certain adjustment line items. Certain prior year amounts have been reclassified to conform to this presentation and the information in the tables below has been retroactively adjusted to reflect these changes in adjustment categories. Specifically, amounts previously classified as “integration and reorganization” have been reclassified and included with “business process transformation,” and prior period amounts classified as “acquisition expenses” and “recent acquisition transition expenses” have been combined and categorized as “acquisition related expenses.”

The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, net COVID-19 relief, and certain tax benefits from the APi Acquisition, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net revenues	$1,614	$1,471
Cost of revenues	1,189	1,095
Gross profit	425	376
Selling, general, and administrative expenses	352	383
Operating income (loss)	73	(7)
Interest expense, net	37	27
Loss on extinguishment of debt, net	3	—
Non-service pension benefit	(3)	(11)
Investment income and other, net	(2)	—
Other expense, net	35	16
Income (loss) before income taxes	38	(23)
Income tax provision (benefit)	12	(16)
Net income (loss)	$26	$(7)
Net income (loss) attributable to common shareholders:
Stock dividend on Series B Preferred Stock	(11)	(11)
Net income (loss) attributable to common shareholders	$15	$(18)
Net income (loss) per common share
Basic	$0.05	$(0.08)
Diluted	0.05	(0.08)
Weighted average shares outstanding
Basic	234	232
Diluted	267	232

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$363	$605
Accounts receivable, net	1,221	1,313
Inventories	163	163
Contract assets	490	459
Prepaid expenses and other current assets	127	112
Total current assets	2,364	2,652
Property and equipment, net	412	407
Operating lease right of use assets	209	222
Goodwill	2,405	2,382
Intangible assets, net	1,734	1,784
Deferred tax assets	111	108
Pension and post-retirement assets	404	392
Other assets	127	144
Total assets	$7,766	$8,091
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$6	$206
Accounts payable	442	490
Accrued liabilities	560	689
Contract liabilities	469	463
Operating and finance leases	72	73
Total current liabilities	1,549	1,921
Long-term debt, less current portion	2,588	2,583
Pension and post-retirement obligations	38	40
Operating and finance leases	155	166
Deferred tax liabilities	344	340
Other noncurrent liabilities	130	117
Total liabilities	4,804	5,167
Total redeemable convertible preferred stock	797	797
Total shareholders' equity	2,165	2,127
Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$7,766	$8,091

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)
	For the Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$26	$(7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	74	76
Deferred taxes	—	(10)
Share-based compensation expense	5	3
Profit-sharing expense	5	3
Non-cash lease expense	18	16
Net periodic pension benefit	(3)	(11)
Loss on extinguishment of debt, net	3	—
Other, net	(4)	5
Pension contributions	(1)	(27)
Changes in operating assets and liabilities, net of effects of acquisitions	(124)	(166)
Net cash used in operating activities	(1)	(118)

Cash flows from investing activities:
Acquisitions, net of cash acquired	(10)	(2,875)
Purchases of property and equipment	(21)	(12)
Proceeds from sales of property, equipment, and businesses	4	3
Net cash used in investing activities	(27)	(2,884)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	1,101
Payments on long-term borrowings	(202)	(30)
Payments of debt issuance costs	—	(25)
Repurchases of common stock	(12)	(11)
Proceeds from equity issuances	—	797
Restricted shares tendered for taxes	(2)	(1)
Net cash (used in) provided by financing activities	(216)	1,831
Effect of foreign currency exchange rate on cash, cash equivalents, and restricted cash	2	(2)
Net decrease in cash, cash equivalents, and restricted cash	(242)	(1,173)
Cash, cash equivalents, and restricted cash, beginning of period	607	1,491
Cash, cash equivalents, and restricted cash, end of period	$365	$318

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic change in net revenues (non-GAAP)
(Unaudited)

Organic change in net revenues

	For the Three Months Ended March 31, 2023
	Net revenues	Foreign	Net revenues		Organic
	change	currency	change	Acquisitions and	change in
	(as reported)	translation (a)	(fixed currency) (b)	divestitures, net (c)	net revenues (d)
Safety Services	10.9%	(3.2)%	14.1%	—	14.1%
Specialty Services	4.4%	─	4.4%	—	4.4%
Consolidated	9.7%	(2.4)%	12.1%	—	12.1%

Notes:

(a) Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2023.

(b) Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.

(c) Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of March 31, 2023.

(d) Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted gross profit

		For the Three Months Ended March 31,
		2023	2022
Gross profit (as reported)		$425	$376
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	7	3
Inventory step-up	(b)	—	9
Adjusted gross profit		$432	$388

Net revenues		$1,614	$1,471
Adjusted gross margin		26.8%	26.4%

Adjusted SG&A

		For the Three Months Ended March 31,
		2023	2022
Selling, general, and administrative expenses ("SG&A") (as reported)		$352	$383
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(c)	(48)	(54)
Contingent consideration and compensation	(d)	(2)	(4)
Business process transformation expenses	(e)	(4)	(8)
Acquisition related expenses	(f)	(4)	(38)
Other	(g)	12	—
Adjusted SG&A expenses		$306	$279

Net revenues		$1,614	$1,471
Adjusted SG&A as a % of net revenues		19.0%	19.0%

Notes:

(a) Adjustment to reflect the addback of amortization expense related to backlog intangible assets.

(b) Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

(c) Adjustment to reflect the addback of amortization expense.

(d) Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.

(e) Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(f) Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(g) Adjustment to reflect the elimination of changes in fair value estimates to acquired liabilities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2023	2022
Net income (loss) (as reported)		$26	$(7)
Adjustments to reconcile net income (loss) to EBITDA:
Interest expense, net		37	27
Income tax provision (benefit)		12	(16)
Depreciation and amortization		74	76
EBITDA		$149	$80
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	2	4
Non-service pension benefit	(b)	(3)	(11)
Inventory step-up	(c)	—	9
Business process transformation expenses	(d)	4	8
Acquisition related expenses	(e)	4	38
Loss on extinguishment of debt, net	(f)	3	—
Other	(g)	(12)	—
Adjusted EBITDA		$147	$128

Net revenues		$1,614	$1,471
Adjusted EBITDA as a % of net revenues		9.1%	8.7%

Notes:

(a)
Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)
Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(g)
Adjustment to reflect the elimination of changes in fair value estimates to acquired liabilities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income (loss) and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		For the Three Months Ended March 31,
		2023	2022
Income (loss) before income tax provision (benefit) (as reported)		$38	$(23)
Adjustments to reconcile income (loss) before income tax provision (benefit) to adjusted income before income tax provision:
Amortization of intangible assets	(a)	55	57
Contingent consideration and compensation	(b)	2	4
Non-service pension benefit	(c)	(3)	(11)
Inventory step-up	(d)	—	9
Business process transformation expenses	(e)	4	8
Acquisition related expenses	(f)	4	38
Loss on extinguishment of debt, net	(g)	3	—
Other	(h)	(12)	—
Adjusted income before income tax provision (benefit)		$91	$82

Income tax provision (benefit) (as reported)		$12	$(16)
Adjustments to reconcile income tax provision (benefit) to adjusted income tax provision:
Income tax provision adjustment	(i)	10	36
Adjusted income tax provision		$22	$20

Adjusted income before income tax provision		$91	$82
Adjusted income tax provision		22	20
Adjusted net income		$69	$62

Diluted weighted average shares outstanding (as reported)		267	232
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of Series A Preferred Stock	(j)	4	4
Dilutive impact of Series B Preferred Stock	(k)	—	33
Adjusted diluted weighted average shares outstanding		271	269

Adjusted diluted EPS		$0.25	$0.23

Notes:

(a)
Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)
Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(e)
Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(g)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(h)
Adjustment to reflect the elimination of changes in fair value estimates to acquired liabilities.
(i)
Adjustment to reflect an adjusted effective cash tax rate of 24% for the three months ended March 31, 2023 and 2022.
(j)
Adjustment for the three months ended March 31, 2023 and 2022 reflects addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock.
(k)
Adjustment for the three months ended March 31, 2022 reflects addition of the GAAP dilutive impact of 33 million shares associated with the deemed conversion of Series B Preferred Stock.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2023 (a)	2022 (a)
Safety Services
Net revenues		$1,191	$1,074
Adjusted gross profit		375	338
Adjusted EBITDA		147	127

Adjusted gross margin		31.5%	31.5%
Adjusted EBITDA as a % of net revenues		12.3%	11.8%

Specialty Services
Net revenues		$430	$412
Adjusted gross profit		57	50
Adjusted EBITDA		28	23

Adjusted gross margin		13.3%	12.1%
Adjusted EBITDA as a % of net revenues		6.5%	5.6%

Total net revenues before corporate and eliminations	(b)	$1,621	$1,486
Total adjusted EBITDA before corporate and eliminations	(b)	175	150
Adjusted EBITDA as a % of net revenues before corporate and eliminations	(b)	10.8%	10.1%

Corporate and Eliminations
Net revenues		$(7)	$(15)
Adjusted EBITDA		(28)	(22)

Total Consolidated
Net revenues		$1,614	$1,471
Adjusted gross profit		432	388
Adjusted EBITDA		147	128

Adjusted gross margin		26.8%	26.4%
Adjusted EBITDA as a % of net revenues		9.1%	8.7%

Notes:

(a)
Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)
Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Three Months Ended March 31, 2023				For the Three Months Ended March 31, 2022
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,191	$—		$1,191	$1,074	$—		$1,074
Cost of revenues	823	(7)	(a)	816	747	(2)	(a)	736
						(9)	(b)
Gross profit	$368	$7		$375	$327	$11		$338
Gross margin	30.9%			31.5%	30.4%			31.5%

Specialty Services
Net revenues	$430	$—		$430	$412	$—		$412
Cost of revenues	373	—		373	363	(1)	(a)	362
Gross profit	$57	$—		$57	$49	$1		$50
Gross margin	13.3%			13.3%	11.9%			12.1%

Corporate and Eliminations
Net revenues	$(7)	$—		(7)	$(15)	$—		$(15)
Cost of revenues	(7)	—		(7)	(15)	—		(15)

Total Consolidated
Net revenues	$1,614	$—		$1,614	$1,471	$—		$1,471
Cost of revenues	1,189	(7)	(a)	1,182	1,095	(3)	(a)	1,083
						(9)	(b)
Gross profit	$425	$7		$432	$376	$12		$388
Gross margin	26.3%			26.8%	25.6%			26.4%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2023	2022
Safety Services
Safety Services EBITDA		$146	$123
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	1
Non-service pension benefit	(b)	(3)	(11)
Inventory step-up	(c)	—	9
Acquisition related expenses	(d)	3	5
Safety Services adjusted EBITDA		$147	$127

Specialty Services
Specialty Services EBITDA		$27	$20
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	3
Specialty Services adjusted EBITDA		$28	$23

Corporate and Eliminations
Corporate and Eliminations EBITDA		$(24)	$(63)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(e)	4	8
Acquisition related expenses	(d)	1	33
Loss on extinguishment of debt, net	(f)	3	—
Other	(g)	(12)	—
Corporate and Eliminations adjusted EBITDA		$(28)	$(22)

Notes:

(a)
Adjustment to reflect the elimination of the expense attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(e)
Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(g)
Adjustment to reflect the elimination of changes in fair value estimates to acquired liabilities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in adjusted EBITDA (non-GAAP)
(Unaudited)

Change in adjusted EBITDA

	For the Three Months Ended March 31, 2023
	Change in	Foreign	Change in
	Adjusted EBITDA	currency	Adjusted EBITDA
	(public rates) (a)	translation (b)	(fixed currency) (c)
Safety Services	15.7%	(2.8)%	18.5%
Specialty Services	21.7%	—	21.7%
Consolidated	14.8%	(2.8)%	17.6%

Notes:

(a)
Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.
(b)
Adjusted to eliminate the impact of foreign currency on adjusted EBITDA amounts, calculated as the difference between adjusted EBITDA at public currency rates and adjusted EBITDA at fixed currency rates for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2023.
(c)
Amount represents the year-over-year change when comparing both years after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency ("FFX") rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended March 31,
		2023	2022
Net cash used in operating activities (as reported)		$(1)	$(118)
Less: Purchases of property and equipment		(21)	(12)
Free cash flow		$(22)	$(130)
Add: Cash payments related to following items:
Contingent compensation	(a)	$—	$1
Pension contributions	(b)	—	27
Business process transformation expenses	(c)	5	8
Acquisition related expenses	(d)	4	47
Restructuring payments	(e)	5	—
Payroll tax deferral	(f)	8	—
Adjusted free cash flow		$—	$(47)

Adjusted EBITDA	(g)	$147	$128
Adjusted free cash flow conversion		—	(36.7) %

Notes:

(a) Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.

(b) Adjustment to reflect the elimination of initial pension contribution payment related to the Chubb acquisition not expected to continue or recur.

(c) Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.

(d) Adjustment to reflect the elimination of transaction costs related to potential and completed acquisitions and expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.

(e) Adjustment to reflect payments made for restructuring programs.

(f) Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid Relief and Economic Security (CARES) Act. During the first quarter of 2020, the CARES Act was passed, allowing the Company to defer the payment of the employer's share of Social Security taxes until December 2021 and December 2022. In January 2023, the final payments were made on the amount deferred in 2020.

(g) Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.